EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-60471) of Bestway, Inc. of our report dated October 15, 2004 relating to the financial statements of Bestway, Inc., which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
October 25, 2004